UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2004

AESP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-12739	59-232781

(Commission File Number)	(IRS Employer Identification No.)

1810 N.E. 144th Street, North Miami, FL	33181

(Address of Principal Executive Offices)	(Zip Code)

(305) 944-7710

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On December 20, 2004, the Audit Committee of the Board of Directors of AESP, Inc. (the “Company”) determined to dismiss BDO Seidman LLP (“BDO”) as the Company’s independent auditors and to replace them with Rachlin Cohen & Holtz LLP (“Rachlin Cohen”). Rachlin will serve as the Company’s independent auditors for the fiscal year ending December 31, 2004. BDO has served as the Company’s independent auditors since 1997.

     Except as set forth in the next sentence of this paragraph, BDO’s report on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, BDO’s report on the Company’s financial statements at December 31, 2003 included a going concern modification and an explanatory paragraph on the adoption of a new accounting pronouncement.

     During the fiscal years ended December 31, 2003 and December 31, 2002 and the interim period between December 31, 2003 and the filing date of this Current Report on Form 8-K, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided BDO with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of BDO’s letter, dated December 22, 2004 stating its agreement with such statements.

     The Board of Directors engaged Rachlin Cohen as our new independent auditors as of December 20, 2004. Prior to such date, the Company did not consult with Rachlin Cohen regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Rachlin Cohen or (iii) any other matter or reportable event.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16	Letter from BDO Seidman dated December 22, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 23rd day of December, 2004.

AESP, INC.
/s/ John F. Wilkens
John F. Wilkens, Chief Financial Officer

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